Exhibit 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of December 29, 2021 (this “Amendment”), is entered into by and among ProQR Therapeutics N.V., a company incorporated in the Netherlands, ProQR Therapeutics Holding B.V., a company incorporated in the Netherlands and each of their Subsidiaries party hereto (collectively referred to as “Borrower”), each of the lenders party to the Loan and Security Agreement (as defined below) as of the date hereof (the “Lenders”) and Pontifax Medison Finance GP, L.P., as administrative agent and collateral agent for itself and the Lenders (in such capacity, including any successor thereto, the “Agent”).

WHEREAS the Borrower, the Lenders and the Agent are parties to a Loan and Security Agreement, dated as of July 14, 2020 (as amended by that certain Joinder and First Amendment to Loan Agreement and Joinder to Registration Rights Agreement, dated as of August 4, 2020, and that certain Second Amendment to Loan Agreement, dated as of January 5, 2021, and as further amended, restated, supplemented or modified and in effect immediately prior to the date hereof, the “Existing Loan Agreement” and, the Existing Loan Agreement as modified by this Amendment, the “Loan Agreement”); and

WHEREAS the Borrower, Agent and the Lenders wish now to amend the Existing Loan Agreement to increase the amount of the Term Loans, provide for additional Lenders and in certain other respects as set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Loan Agreement are used herein as defined therein.

Section 2. Amendment.

(a)            Subject to the satisfaction of the conditions precedent set forth in Section 5 of this Amendment, but effective as of the date hereof, the Existing Loan Agreement is amended as set forth in Annex A hereto (stricken text shall be deleted from the Loan Agreement (indicated textually in the same manner as the following example: ~~stricken text~~) and double-underlined text shall be added to the Loan Agreement (indicated textually in the same manner as the following examples: double-underlined text or double-underlined text)).

(b)            Schedule A of the Existing Loan Agreement is hereby amended and restated in its entirety with Schedule A attached hereto as Annex B.

(c)            Schedules 1A, 1B, 5.1, 5.9, 5.12 and 5.18 of the Existing Loan Agreement are hereby amended and restated in their entirety with Schedule A attached hereto as Annex C.

Section 3. Reaffirmation. Notwithstanding the effectiveness of this Amendment and the funding of the Amendment Effective Date Term Loan, each other Loan Document and all guarantees, pledges, grants, security interests and other agreements thereunder shall continue to be in full force and effect and Borrower hereby reaffirms each other Loan Document and all guarantees, pledges, grants, security interests and other agreements thereunder. This Amendment shall not be a novation. This Amendment shall not release, limit nor impair in any way (i) any guarantee provided under the Loan Agreement or any other Loan Document or (ii) any security interests or liens (or the priority thereof) held by the Agent for the benefit of any Lender against any assets of Borrower arising under any other Loan Document.

Section 4. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment and the Lenders to advance the Amendment Effective Date Term Loan, Borrower represents and warrants to the Agent and the Lenders, as to itself and each of its subsidiaries, as follows:

(a)            Borrower has the requisite power and authority and has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by and constitutes the legal, valid and binding obligation against Borrower, enforceable in accordance with its terms.

(b)            The execution and delivery by Borrower of this Amendment and the performance by Borrower of this Amendment and the performance by the Borrower of this Amendment do not (i) require any action, consent or approval of, registration or filing with or any other action by any Governmental Authority that has not been obtained, (ii) violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Borrower, (iii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower (other than the Liens created under the Loan Documents).

(c)            The representations and warranties set forth in Article III of the Loan Agreement, and in each of the other Loan Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Article III to “this Agreement” included reference to this Amendment.

Section 5. Conditions Precedent. The amendments set forth in Section 2 shall become effective upon satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Amendment Effective Date”):

(a)            The Agent shall have received counterparts of this Amendment executed by the Borrower, the Agent and the Lenders.

(b)            The representations and warranties set forth in this Amendment shall be true and correct in all material respects on the Amendment Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date).

(c)            No Default or Event of Default shall have occurred and be continuing as of the Amendment Effective Date.

(d)            The Agent shall have received, on behalf of the Lenders, each of the following in form and substance satisfactory to the Agent:

(i)            complete and correct copies of the Notes, the Warrants, the Registration Rights Agreement and the Intercreditor Agreement, duly executed by the parties thereto;

(ii)            a certificate, dated as of the Amendment Effective Date and certified by an officer of the Borrower, certifying (A) compliance with the conditions precedent set forth in paragraphs (b) and (c) of this Section 5, and (B) that Borrower, on a consolidated basis, after giving effect to the borrowing of the Amendment Effective Date Term Loan, is solvent;

(iii)            a certificate of the Secretary, an Assistant Secretary or authorized signatory of Borrower, dated the Amendment Effective Date, certifying that (A) the copies of the certificate of formation, certificate of incorporation, limited liability company agreement, constitutional documents or bylaws, as applicable, of Borrower provided on the Closing Date continue to be a true and correct copies thereof as in effect on the Amendment Effective Date (or, if any such organizational documents have been amended or modified, that attached thereto are true and correct copies of such organizational documents as in effect on the Amendment Effective Date), and (B) attached thereto are true and correct copies of resolutions duly adopted by the board of directors or other governing body of Borrower and continuing in effect, which authorize the execution, delivery and performance by Borrower of this Amendment and the consummation of the transactions contemplated hereby and thereby (including the borrowing of the Amendment Effective Date Term Loan);

(iv)            any and all further documents, financing statements, agreements and instruments as the Agent may reasonably request (including execution and delivery of such documents, financing statements, agreements and instruments described in Sections 4.1(a) and 4.1(g) of the Loan Agreement); and

(v)            a favorable written opinion of Allen & Overy LLP, special Dutch counsel to Borrower covering such legal matters as the Agent may request.

(e)            The Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including all reasonable and documented out-of-pocket legal fees and expenses incurred by Lenders in negotiating and consummating this Amendment and costs associated with filings required to perfect Agent’s security interest or diligence searches with Governmental Authorities (including UCC lien searches), subject to the cap on reimbursable items set forth in the definition of Closing Expense Charge (as defined in the Loan Agreement).

Section 6. Miscellaneous.

(f)            Borrower, jointly and severally, agrees to reimburse the Agent, the Lenders and their respective Affiliates, on the Amendment Effective Date, for all reasonable out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Agent, the Lenders or such Affiliates in connection with the preparation, negotiation, execution, administration and delivery of this Amendment and the documents delivered in connection herewith, subject to the cap on reimbursable items set forth in the definition of Closing Expense Charge (as defined in the Loan Agreement).

(g)            References in the Loan Agreement (including references to the Loan Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Loan Agreement as amended by this Amendment.

(h)            This Amendment shall constitute a Loan Document for purposes of the Loan Agreement and the other Loan Documents, and except as specifically modified by this Amendment, the Loan Agreement and the other Loan Documents shall remain unchanged and shall remain in full force and effect and are hereby ratified and confirmed.

(i)            The execution, delivery and performance of this Amendment shall not constitute a forbearance, waiver, consent or amendment of any other provision of, or operate as a forbearance or waiver of any right, power or remedy of the Agent or any Lender under the Loan Agreement or any of the other Loan Documents, all of which are ratified and reaffirmed in all respects and shall continue in full force and effect. This Amendment does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the Loan Documents.

(j)            This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(k)            This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. Each party hereto agrees and acknowledges that (i) the transaction consisting of this Amendment may be conducted by electronic means, (ii) it is such party’s intent that, if such party signs this Amendment using an electronic signature, it is signing, adopting and accepting this Amendment and that signing this Amendment using an electronic signature is the legal equivalent of having placed its handwritten signature on this Amendment on paper and (iii) it is being provided with an electronic or paper copy of this Amendment in a usable format.

(l)            This Amendment, the Loan Agreement and the other Loan Documents represent the final agreement between the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

(m)            By their execution hereof, the Lenders hereby direct the Agent to execute and deliver this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Loan Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

ProQR Therapeutics N.V.		ProQR Therapeutics Holdings B.V.
By:	/s/ Daniel de Boer	By:	/s/ Daniel de Boer
Name: Daniel de Boer		Name: Daniel de Boer
Title: Managing Director		Title: Managing Director

ProQR Therapeutics I B.V.		ProQR Therapeutics I Inc.
By:	/s/ Daniel de Boer	By:	/s/ Daniel de Boer
Name: Daniel de Boer		Name: Daniel de Boer
Title: Managing Director		Title: Managing Director

ProQR Therapeutics II B.V.		ProQR Therapeutics III B.V.
By:	/s/ Daniel de Boer	By:	/s/ Daniel de Boer
Name: Daniel de Boer		Name: Daniel de Boer
Title: Managing Director		Title: Managing Director

ProQR Therapeutics IV B.V.		ProQR Therapeutics VI B.V.
By:	/s/ Daniel de Boer	By:	/s/ Daniel de Boer
Name: Daniel de Boer		Name: Daniel de Boer
Title: Managing Director		Title: Managing Director

ProQR Therapeutics VII B.V.		ProQR Therapeutics VIII B.V.
By:	/s/ Daniel de Boer	By:	/s/ Daniel de Boer
Name: Daniel de Boer		Name: Daniel de Boer
Title: Managing Director		Title: Managing Director

ProQR Therapeutics IX B.V.
By:	/s/ Daniel de Boer
Name: Daniel de Boer
Title: Managing Director

[Signature Page to Amendment – ProQR]

Pontifax Medison Finance GP L.P, as Agent
By:	/s/ Shcomo Momi Karako
Name: Shcomo Momi Karako
Title: Partner

LENDERS:

Pontifax Medison Finance (Israel) L.P.

By:	/s/ Shcomo Momi Karako
Name: Shcomo Momi Karako
Title: Partner

Pontifax Medison Finance (Cayman) L.P.

By:	/s/ Shcomo Momi Karako
Name: Shcomo Momi Karako
Title: Partner

KREOS CAPITAL VI (UK) LIMITED

By:	/s/ Aris Constantinides
Name: Aris Constantinides
Title: Director

Kreos Capital 2020 Opportunity (UK) Limited

By:	/s/ Aris Constantinides
Name: Aris Constantinides
Title: Director